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                                                                Exhibit 10.15(c)



                               September 28, 1999

The Chase Manhattan Bank,
c/o Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, NY 10018

Attention: Nathaniel Spivey
           Fax#: 212-552-5662

Dear Mr. Spivey:

    Reference is made to Section 2.08(c) of the Credit Agreement dated as of March 6, 1997 (as amended and in effect on the date hereof, the "Credit Agreement"), among the undersigned, as Borrower, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

This notice constitutes a reduction and termination of the Commitments under the Credit Agreement, from $100,000,000 USD to $0 USD effective October 1, 1999. This reduction and termination notice is conditioned upon the closing and funding of the credit facility on October 1, 1999, among the undersigned, as Borrower, and Bank One, NA, as Administrative Agent, and the Lenders referenced therein.

    (A)     Current Commitments /:                          $100,000,000.00
                                -------------------------------------------

    (B)     Reduction and Termination, effective 10/1/99:/ ($100,000,000.00)
                                                         ------------------

    (C)     Total Commitments, effective 10/1/199 /:                  $0.00
                                                  -------------------------



                                  Very truly yours,

                                  Chicago Bridge & Iron Company N.V.


                                  By:  Chicago Bridge & Iron Company B.V.
                                  Its: Managing Director
                                  By: /s/ Gerald M. Glenn
                                      -------------------
                                  Name:  Gerald M. Glenn
                                  Title: Managing Director